Exhibit 99.1
Rackspace Technology Reports Fourth Quarter and Full Year 2022 Results

•Fourth Quarter Revenue of $787 million, up 1% Year-over-Year; 2022 Revenue of $3,122 million, up 4% Year-over-Year
•Fourth Quarter Core Revenue of $752 million, up 2% Year-over-Year; 2022 Core Revenue of $2,972 million, up 5% Year-over-Year
•Fourth Quarter Cash Flow From Operating Activities of $40 million; 2022 Cash Flow From Operating Activities of $259 million

SAN ANTONIO, February 22, 2023 – Rackspace Technology, Inc. (Nasdaq: RXT), a leading end-to-end multicloud technology solutions company, today announced results for its fourth quarter and year ended December 31, 2022.

Amar Maletira, Chief Executive Officer, stated, “We delivered fourth quarter revenue and profit above our guidance and reported solid cash flow. Additionally, I am pleased to share that we have completed our operating model realignment and are now executing as two business units, Public Cloud and Private Cloud.”

Mr. Maletira added, “My focus is on changing the trajectory of the business and positioning Rackspace for sustained, long-term growth. I am confident in our strategy, and we now have the right operating model and leadership team to go execute.”

Fourth Quarter 2022 Results

Revenue was $787 million in the fourth quarter of 2022, an increase of 1% as compared to revenue of $777 million in the fourth quarter of 2021. Revenue for the fourth quarter of 2022 was positively impacted by new customer acquisitions and growing customer spend in our Multicloud Services and Apps & Cross Platform segments. On a constant currency basis, revenue increased 3% in the fourth quarter of 2022 as compared to the fourth quarter of 2021.

Revenue from our Core Segments (“Core Revenue”), comprised of Multicloud Services and Apps & Cross Platform, increased 2% on an actual basis and 4% on a constant currency basis, in the fourth quarter of 2022 as compared to the fourth quarter of 2021.

In the fourth quarter of 2022 we recorded $217 million of non-cash impairment charges driven primarily by $129 million of goodwill and a $75 million asset impairment. The goodwill impairment was in our Apps & Cross Platform segment and was driven primarily by the decline in market capitalization following the ransomware attack on our Hosted Exchange email business. The asset impairment was for our San Antonio headquarters office as we prepare for our relocation to North San Antonio later in 2023.

Loss from operations was $(227) million in the fourth quarter of 2022, compared to loss from operations of $(27) million in the fourth quarter of 2021.

Net loss was $(214) million in the fourth quarter of 2022, compared to net loss of $(83) million in the fourth quarter of 2021.

Net loss per diluted share was $(1.01) in the fourth quarter of 2022, compared to net loss per diluted share of $(0.39) in the fourth quarter of 2021.

Non-GAAP Operating Profit was $74 million in the fourth quarter of 2022, a decrease of 40% compared to $122 million in the fourth quarter of 2021.

Non-GAAP Earnings Per Share was $0.06 in the fourth quarter of 2022, a decrease of 76% as compared to Non-GAAP Earnings Per Share of $0.25 in the fourth quarter of 2021.

Capital expenditures were $43 million in the fourth quarter of 2022, compared to $27 million in the fourth quarter of 2021.

Full Year 2022 Results

Revenue was $3,122 million in 2022, an increase of 4% as compared to revenue of $3,010 million in 2021. Revenue for full year 2022 was positively impacted by new customer acquisitions and growing customer spend in our Multicloud Services and Apps & Cross Platform segments. On a constant currency basis, revenue increased 5% in 2022 compared to 2021.

Core Revenue increased 5% on an actual basis and 7% on a constant currency basis, in 2022 as compared to 2021.

Impairment of goodwill and impairment of assets were $535 million and $146 million, respectively, in 2022. These impairments reflect a sustained decrease in our market capitalization and lowered projected operating results primarily due to product mix shifts, impacts from the December ransomware incident, and market concerns related to inflation, supply chain disruption issues and other macroeconomic factors. We also recorded an impairment of $75 million for our San Antonio headquarters office as we prepare for our relocation to North San Antonio in 2023.

Loss from operations was $(679) million in 2022, compared to loss from operations of $(3) million in 2021.

Net loss was $(805) million in 2022, compared to net loss of $(218) million in 2021.

Net loss per diluted share was $(3.81) in 2022, compared to net loss per diluted share of $(1.05) in 2021.

Non-GAAP Operating Profit was $364 million in 2022, a decrease of 25% compared to $484 million in 2021.

Non-GAAP Earnings Per Share was $0.54 in 2022, a decrease of 44% as compared to Non-GAAP Earnings Per Share of $0.97 in 2021.

Capital expenditures were $142 million in 2022, compared to $203 million in 2021.

As of December 31, 2022, we had cash and cash equivalents of $241 million with no balance outstanding on our Revolving Credit Facility.

Financial Outlook

Rackspace Technology is providing guidance as follows:

Q1 2023 Guidance
Revenue	$752 - $762 million
Core Revenue	$719 - $729 million
Non-GAAP Operating Profit	$47 - $53 million
Non-GAAP Loss Per Share	($0.05) - ($0.01)
Non-GAAP Other Income (Expense)[1]	($55) – ($57) million
Non-GAAP Tax Expense Rate	26%
Non-GAAP Weighted Average Shares	212 – 214 million
1 Non-GAAP Other Income (Expense) is only expected to include interest expense.

Definitions of non-GAAP financial measures and the reconciliations to the most directly comparable measures in accordance with generally accepted accounting principles in the United States (“GAAP”) are provided in subsequent sections of this press release narrative and supplemental schedules. Rackspace Technology has not reconciled Non-GAAP Operating Profit, Non-GAAP Loss Per Share, Non-GAAP Other Income (Expense) or Non-GAAP Tax Expense Rate guidance to the most directly comparable GAAP measure because it does not provide guidance on GAAP net income (loss) or the reconciling items between these Non-GAAP measures and GAAP net income (loss) as a result of the uncertainty regarding, and the potential variability of, certain of these items, such as share-based compensation expense. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort. With respect to Non-GAAP Operating Profit, Non-GAAP Loss Per Share, Non-GAAP Other Income (Expense) and Non-GAAP Tax Expense Rate guidance, adjustments in future periods are generally expected to be similar to the kinds of charges and costs excluded from these Non-GAAP measures in prior periods, but the impact of such adjustments could be significant.

Conference Call and Webcast

Rackspace Technology will hold a conference call today, February 22, 2023, at 4:00pm CT / 5:00pm ET to discuss its fourth quarter and full year 2022 results. Interested parties may access the conference call as follows:

To listen to the live webcast or access the replay following the webcast, please visit our IR website at the following link: https://ir.rackspace.com/news-and-events/events-and-presentations.

For listeners who would like to participate in the question and answer session, or need to obtain a dial-in number, please pre-register at the following link: https://register.vevent.com/register/BI775d26b4572a4772930b44a25ec09d47.

All registrants will receive dial-in information and a PIN allowing them to access the live call.

About Rackspace Technology

Rackspace Technology is a leading end-to-end multicloud technology services company. We design, build and operate our customers’ cloud environments across all major technology platforms, irrespective of technology stack or deployment model. We partner with our customers at every stage of their cloud journey, enabling them to modernize applications, build new products and adopt innovative technologies.

Forward-looking Statements

Rackspace Technology has made statements in this press release and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, our ability to successfully respond to the challenges posed by the COVID-19 pandemic, and other matters. Any forward-looking statement made in this presentation speaks only as of the date on which it is made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. Rackspace Technology cautions that these statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document, including among others, risk factors that are described in Rackspace Technology, Inc.’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.

Non-GAAP Financial Measures

This press release includes several non-GAAP financial measures such as constant currency revenue, Non-GAAP Gross Profit, Non-GAAP Net Income (Loss), Non-GAAP Operating Profit, Adjusted EBITDA and Non-GAAP Earnings Per Share (“EPS”). These non-GAAP financial measures exclude the impact of certain costs, losses and gains that are required to be included in our profit and loss measures under GAAP. Although we believe these measures are useful to investors and analysts for the same reasons they are useful to management, as described in the accompanying pages, these measures are not a substitute for, or superior to, GAAP financial measures or disclosures. Other companies may calculate similarly-titled non-GAAP measures differently, limiting their usefulness as comparative measures. We have reconciled each of these non-GAAP measures to the applicable most comparable GAAP measure in the accompanying pages.

IR Contact
Robert Watson
Rackspace Technology Investor Relations
ir@rackspace.com

PR Contact
Natalie Silva
Rackspace Technology Corporate Communications
publicrelations@rackspace.com

RACKSPACE TECHNOLOGY, INC.
CONSOLIDATED RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,				Year-Over-Year Comparison
	2021		2022
(In millions, except % and per share data)	Amount	% Revenue	Amount	% Revenue	Amount	% Change
Revenue	$777.3	100.0%	$787.0	100.0%	$9.7	1.2%
Cost of revenue	(543.0)	(69.9)%	(587.2)	(74.6)%	(44.2)	8.1%
Gross profit	234.3	30.1%	199.8	25.4%	(34.5)	(14.7)%
Selling, general and administrative expenses	(208.6)	(26.8)%	(210.3)	(26.7)%	(1.7)	0.8%
Impairment of goodwill	(52.4)	(6.7)%	(129.3)	(16.4)%	(76.9)	146.8%
Impairment of assets	—	—%	(87.4)	(11.1)%	(87.4)	100.0%
Loss from operations	(26.7)	(3.4)%	(227.2)	(28.9)%	(200.5)	NM
Other income (expense):
Interest expense	(50.5)	(6.5)%	(55.6)	(7.1)%	(5.1)	10.1%
Gain on investments, net	0.6	0.1%	0.2	0.0%	(0.4)	(66.7)%
Other income, net	0.1	0.0%	5.5	0.7%	5.4	NM
Total other income (expense)	(49.8)	(6.4)%	(49.9)	(6.3)%	(0.1)	0.2%
Loss before income taxes	(76.5)	(9.8)%	(277.1)	(35.2)%	(200.6)	NM
Benefit (provision) for income taxes	(6.4)	(0.8)%	63.1	8.0%	69.5	NM
Net loss	$(82.9)	(10.7)%	$(214.0)	(27.2)%	$(131.1)	158.1%

Net loss per share:
Basic and diluted	$(0.39)		$(1.01)
Weighted average number of shares outstanding:
Basic and diluted	210.3		211.6
NM = not meaningful.

RACKSPACE TECHNOLOGY, INC.
CONSOLIDATED RESULTS OF OPERATIONS
(Unaudited)

	Year Ended December 31,				Year-Over-Year Comparison
	2021		2022
(In millions, except % and per share data)	Amount	% Revenue	Amount	% Revenue	Amount	% Change
Revenue	$3,009.5	100.0%	$3,122.3	100.0%	$112.8	3.7%
Cost of revenue	(2,072.7)	(68.9)%	(2,265.4)	(72.6)%	(192.7)	9.3%
Gross profit	936.8	31.1%	856.9	27.4%	(79.9)	(8.5)%
Selling, general and administrative expenses	(906.8)	(30.1)%	(855.3)	(27.4)%	51.5	(5.7)%
Impairment of goodwill	(52.4)	(1.7)%	(534.5)	(17.1)%	(482.1)	NM
Impairment of assets	—	—%	(146.1)	(4.7)%	(146.1)	100.0%
Gain on sale of land	19.9	0.7%	—	—%	(19.9)	(100.0)%
Loss from operations	(2.5)	(0.1)%	(679.0)	(21.7)%	(676.5)	NM
Other income (expense):
Interest expense	(205.1)	(6.8)%	(208.5)	(6.7)%	(3.4)	1.7%
Loss on investments, net	(3.0)	(0.1)%	(0.2)	(0.0)%	2.8	(93.3)%
Debt modification and extinguishment costs	(37.5)	(1.2)%	—	—%	37.5	(100.0)%
Other expense, net	(1.0)	(0.0)%	(10.0)	(0.3)%	(9.0)	NM
Total other income (expense)	(246.6)	(8.2)%	(218.7)	(7.0)%	27.9	(11.3)%
Loss before income taxes	(249.1)	(8.3)%	(897.7)	(28.8)%	(648.6)	NM
Benefit for income taxes	30.8	1.0%	92.9	3.0%	62.1	NM
Net loss	$(218.3)	(7.3)%	$(804.8)	(25.8)%	$(586.5)	NM

Net loss per share:
Basic and diluted	$(1.05)		$(3.81)
Weighted average number of shares outstanding:
Basic and diluted	208.0		211.2
NM = not meaningful.

RACKSPACE TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions, except per share data)	December 31, 2021	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$272.8	$241.0
Accounts receivable, net allowance for credit losses and accrued customer credits of $18.4 and $24.6, respectively	554.3	622.2
Prepaid expenses	110.0	97.3
Other current assets	52.4	125.3
Total current assets	989.5	1,085.8

Property, equipment and software, net	826.7	628.3
Goodwill, net	2,706.8	2,155.1
Intangible assets, net	1,466.5	1,236.0
Operating right-of-use assets	161.8	138.0
Other non-current assets	177.4	226.1
Total assets	$6,328.7	$5,469.3

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$369.5	$459.9
Accrued compensation and benefits	104.5	95.3
Deferred revenue	98.6	80.9
Debt	23.0	23.0
Accrued interest	27.6	36.3
Operating lease liabilities	60.4	60.0
Finance lease liabilities	64.6	61.7
Financing obligations	48.0	16.7
Other current liabilities	41.2	35.3
Total current liabilities	837.4	869.1

Non-current liabilities:
Debt	3,310.9	3,295.4
Operating lease liabilities	114.8	84.8
Finance lease liabilities	345.1	310.5
Financing obligations	62.9	47.6
Deferred income taxes	205.8	126.7
Other non-current liabilities	124.4	105.7
Total liabilities	5,001.3	4,839.8

Commitments and Contingencies

Stockholders' equity:
Preferred stock, $0.01 par value per share: 5.0 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value per share: 1,495.0 shares authorized; 211.2 and 215.7 shares issued; 211.2 and 212.6 shares outstanding, respectively	2.1	2.2
Additional paid-in capital	2,500.0	2,573.3
Accumulated other comprehensive income	6.9	71.4
Accumulated deficit	(1,181.6)	(1,986.4)
Treasury stock, at cost; zero and 3.1 shares held, respectively	—	(31.0)
Total stockholders' equity	1,327.4	629.5
Total liabilities and stockholders' equity	$6,328.7	$5,469.3

RACKSPACE TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31,
(In millions)	2021	2022
Cash Flows From Operating Activities
Net loss	$(218.3)	$(804.8)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	424.8	387.8
Amortization of operating right-of-use assets	65.9	59.8
Deferred income taxes	(41.5)	(108.8)
Share-based compensation expense	75.4	69.5
Impairment of goodwill	52.4	534.5
Impairment of assets	—	146.1
Gain on sale of land	(19.9)	—
Debt modification and extinguishment costs	37.5	—
Unrealized loss on derivative contracts	16.8	18.5
Loss on investments, net	3.0	0.2
Provision for bad debts and accrued customer credits	(2.0)	12.4
Amortization of debt issuance costs and debt discount	8.8	8.0
Non-cash fair value adjustments	—	3.2
Other operating activities	(2.1)	(0.2)
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(69.5)	(82.4)
Prepaid expenses and other current assets	9.5	(7.1)
Accounts payable, accrued expenses, and other current liabilities	88.1	82.4
Deferred revenue	21.6	(21.6)
Operating lease liabilities	(61.4)	(65.5)
Other non-current assets and liabilities	(18.3)	27.3
Net cash provided by operating activities	370.8	259.3
Cash Flows From Investing Activities
Purchases of property, equipment and software	(108.4)	(80.4)
Acquisitions, net of cash acquired	—	(7.7)
Proceeds from sale of land	31.3	—
Purchase of convertible promissory note	—	(15.0)
Other investing activities	8.1	5.2
Net cash used in investing activities	(69.0)	(97.9)
Cash Flows From Financing Activities
Proceeds from employee stock plans	61.1	3.7
Shares of common stock repurchased	—	(31.0)
Proceeds from borrowings under long-term debt arrangements	2,838.5	—
Payments on long-term debt	(2,877.9)	(23.0)
Payments for debt issuance costs	(34.5)	—
Payments on financing component of interest rate swap	(12.9)	(17.2)
Principal payments of finance lease liabilities	(50.6)	(67.2)
Principal payments of financing obligations	(55.9)	(49.0)
Other financing activities	—	(3.3)
Net cash used in financing activities	(132.2)	(187.0)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(2.3)	(5.8)
Increase (decrease) in cash, cash equivalents, and restricted cash	167.3	(31.4)
Cash, cash equivalents, and restricted cash at beginning of period	108.1	275.4
Cash, cash equivalents, and restricted cash at end of period	$275.4	$244.0

Supplemental Cash Flow Information
Cash payments for interest, net of amount capitalized	$178.5	$177.9
Cash payments for income taxes, net of refunds	$5.5	$10.5

Non-cash Investing and Financing Activities
Acquisition of property, equipment and software by finance leases	$60.4	$36.7
Acquisition of property, equipment and software by financing obligations	44.7	7.1
Increase (decrease) in property, equipment and software accrued in liabilities	(10.6)	17.6
Non-cash purchases of property, equipment and software	$94.5	$61.4

REVENUE BY SEGMENT

	Three Months Ended December 31,		% Change
(In millions, except %)	2021	2022	Actual	Constant Currency (1)
Multicloud Services	$639.3	$651.8	2.0%	3.9%
Apps & Cross Platform	94.8	100.5	6.0%	7.3%
Core Revenue	734.1	752.3	2.5%	4.3%
OpenStack Public Cloud	43.2	34.7	(19.7)%	(17.4)%
Total	$777.3	$787.0	1.2%	3.1%
(1)     Refer to "Non-GAAP Financial Measures" in this section for further explanation and reconciliation.

	Year Ended December 31,		% Change
(In millions, except %)	2021	2022	Actual	Constant Currency (1)
Multicloud Services	$2,449.1	$2,574.9	5.1%	6.7%
Apps & Cross Platform	377.6	396.9	5.1%	5.9%
Core Revenue	2,826.7	2,971.8	5.1%	6.6%
OpenStack Public Cloud	182.8	150.5	(17.7)%	(16.1)%
Total	$3,009.5	$3,122.3	3.7%	5.2%
(1)     Refer to "Non-GAAP Financial Measures" in this section for further explanation and reconciliation.

GROSS PROFIT BY SEGMENT

	Three Months Ended December 31,				Year-Over-Year Comparison
(In millions, except %)	2021		2022
Segment gross profit:	Amount	% of Segment Revenue	Amount	% of Segment Revenue	Amount	% Change
Multicloud Services	$194.6	30.4%	$163.0	25.0%	$(31.6)	(16.2)%
Apps & Cross Platform	35.2	37.1%	34.4	34.2%	(0.8)	(2.3)%
OpenStack Public Cloud	16.3	37.7%	7.8	22.5%	(8.5)	(52.1)%
Non-GAAP Gross Profit (1)	$246.1		$205.2		$(40.9)	(16.6)%

(1)	Refer to "Non-GAAP Financial Measures" in this section for further explanation and reconciliation.

	Year Ended December 31,				Year-Over-Year Comparison
(In millions, except %)	2021		2022
Segment gross profit:	Amount	% of Segment Revenue	Amount	% of Segment Revenue	Amount	% Change
Multicloud Services	$793.4	32.4%	$701.7	27.3%	$(91.7)	(11.6)%
Apps & Cross Platform	135.9	36.0%	139.2	35.1%	3.3	2.4%
OpenStack Public Cloud	67.1	36.7%	43.3	28.8%	(23.8)	(35.5)%
Non-GAAP Gross Profit (1)	$996.4		$884.2		$(112.2)	(11.3)%

(1)	Refer to "Non-GAAP Financial Measures" in this section for further explanation and reconciliation.

NON-GAAP FINANCIAL MEASURES

Constant Currency Revenue

We use constant currency revenue as an additional metric for understanding and assessing our growth excluding the effect of foreign currency rate fluctuations on our international business operations. Constant currency information compares results between periods as if exchange rates had remained constant period over period and is calculated by translating the non-U.S. dollar income statement balances for the most current period to U.S. dollars using the average exchange rate from the comparative period rather than the actual exchange rates in effect during the respective period. We also believe this is an important metric to help investors evaluate our performance in comparison to prior periods.

	Three Months Ended December 31, 2021	Three Months Ended December 31, 2022			% Change
(In millions, except %)	Revenue	Revenue	Foreign Currency Translation (a)	Revenue in Constant Currency	Actual	Constant Currency
Multicloud Services	$639.3	$651.8	$12.4	$664.2	2.0%	3.9%
Apps & Cross Platform	94.8	100.5	1.2	101.7	6.0%	7.3%
OpenStack Public Cloud	43.2	34.7	1.0	35.7	(19.7)%	(17.4)%
Total	$777.3	$787.0	$14.6	$801.6	1.2%	3.1%

(a)	The effect of foreign currency is calculated by translating current period results using the average exchange rate from the prior comparative period.

	Year Ended December 31, 2021	Year Ended December 31, 2022			% Change
(In millions, except %)	Revenue	Revenue	Foreign Currency Translation (a)	Revenue in Constant Currency	Actual	Constant Currency
Multicloud Services	$2,449.1	$2,574.9	$37.6	$2,612.5	5.1%	6.7%
Apps & Cross Platform	377.6	396.9	3.1	400.0	5.1%	5.9%
OpenStack Public Cloud	182.8	150.5	2.9	153.4	(17.7)%	(16.1)%
Total	$3,009.5	$3,122.3	$43.6	$3,165.9	3.7%	5.2%

(a)	The effect of foreign currency is calculated by translating current period results using the average exchange rate from the prior comparative period.

Non-GAAP Gross Profit

We present Non-GAAP Gross Profit, which represents the total of our individual segment gross profit measures, because we believe the measure is useful in analyzing trends in our underlying, recurring gross margins. We define Non-GAAP Gross Profit as our consolidated gross profit, adjusted to exclude the impact of share-based compensation expense and other non-recurring or unusual compensation items, purchase accounting-related effects, certain business transformation-related costs, and costs related to the Hosted Exchange incident.

	Three Months Ended December 31,		Year Ended December 31,
(In millions)	2021	2022	2021	2022
Total consolidated gross profit	$234.3	$199.8	$936.8	$856.9
Share-based compensation expense	3.5	2.6	16.7	11.6
Other compensation expense (1)	0.6	0.3	2.7	1.9
Purchase accounting impact on expense (2)	1.1	0.6	4.7	2.7
Restructuring and transformation expenses (3)	6.6	1.7	35.5	10.9
Hosted Exchange incident expenses	—	0.2	—	0.2
Non-GAAP Gross Profit	$246.1	$205.2	$996.4	$884.2

(1)	Adjustments for retention bonuses, mainly in connection with restructuring and transformation projects, and the related payroll tax, and payroll taxes associated with the exercise of stock options and vesting of restricted stock.
(2)	Adjustment for the impact of purchase accounting from the November 2016 merger on expenses.
(3)	Adjustment for the impact of business transformation and optimization activities, as well as associated severance, facility closure costs and lease termination expenses. This amount also includes certain costs associated with the July 2021 Restructuring Plan which are not accounted for as exit and disposal costs under ASC 420, including one-time offshore build out costs.

Non-GAAP Net Income (Loss), Non-GAAP Operating Profit and Adjusted EBITDA

We present Non-GAAP Net Income (Loss), Non-GAAP Operating Profit and Adjusted EBITDA because they are a basis upon which management assesses our performance and we believe they are useful to evaluating our financial performance. We believe that excluding items from net income that may not be indicative of, or are unrelated to, our core operating results, and that may vary in frequency or magnitude, enhances the comparability of our results and provides a better baseline for analyzing trends in our business.

We define Non-GAAP Net Income (Loss) as net income (loss) adjusted to exclude the impact of non-cash charges for share-based compensation, special bonuses and other compensation expense, transaction-related costs and adjustments, restructuring and transformation charges, costs related to the Hosted Exchange incident, the amortization of acquired intangible assets and certain other non-operating, non-recurring or non-core gains and losses, as well as the tax effects of these non-GAAP adjustments.

We define Non-GAAP Operating Profit as income (loss) from operations adjusted to exclude the impact of non-cash charges for share-based compensation, special bonuses and other compensation expense, transaction-related costs and adjustments, restructuring and transformation charges, costs related to the Hosted Exchange incident, the amortization of acquired intangible assets and certain other non-operating, non-recurring or non-core gains and losses.

We define Adjusted EBITDA as net income (loss) adjusted to exclude the impact of non-cash charges for share-based compensation, special bonuses and other compensation expense, transaction-related costs and adjustments, restructuring and transformation charges, costs related to the Hosted Exchange incident, certain other non-operating, non-recurring or non-core gains and losses, interest expense, income taxes, and depreciation and amortization.

Non-GAAP Operating Profit and Adjusted EBITDA are management’s principal metrics for measuring our underlying financial performance. Non-GAAP Operating Profit and Adjusted EBITDA, along with other quantitative and qualitative information, are also the principal financial measures used by management and our board of directors in determining performance-based compensation for our management and key employees.

These non-GAAP measures are not intended to imply that we would have generated higher income or avoided net losses if the November 2016 merger and the subsequent transactions and initiatives had not occurred. In the future we may incur expenses or charges such as those added back to calculate Non-GAAP Net Income (Loss), Non-GAAP Operating Profit or Adjusted EBITDA. Our presentation of Non-GAAP Net Income (Loss), Non-GAAP Operating Profit and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these items. Other companies, including our peer companies, may calculate similarly-titled measures in a different manner from us, and therefore, our non-GAAP measures may not be comparable to similarly-tiled measures of other companies. Investors are cautioned against using these measures to the exclusion of our results in accordance with GAAP.

Net loss reconciliation to Non-GAAP Net Income

	Three Months Ended December 31,		Year Ended December 31,
(In millions)	2021	2022	2021	2022
Net loss	$(82.9)	$(214.0)	$(218.3)	$(804.8)
Share-based compensation expense	18.7	10.0	75.4	69.5
Special bonuses and other compensation expense (a)	2.7	1.8	11.8	10.0
Transaction-related adjustments, net (b)	3.9	1.4	25.7	11.0
Restructuring and transformation expenses (c)	28.6	24.7	161.5	99.0
Hosted Exchange incident expenses	—	5.9	—	5.9
Impairment of goodwill	52.4	129.3	52.4	534.5
Impairment of assets	—	87.4	—	146.1
Gain on sale of land	—	—	(19.9)	—
Net (gain) loss on divestiture and investments (d)	(0.6)	(0.2)	3.0	0.2
Debt modification and extinguishment costs (e)	—	—	37.5	—
Other (income) expense, net (f)	(0.1)	(5.5)	1.0	10.0
Amortization of intangible assets (g)	42.3	40.4	179.7	166.8
Tax effect of non-GAAP adjustments (h)	(12.1)	(67.7)	(103.3)	(133.3)
Non-GAAP Net Income	$52.9	$13.5	$206.5	$114.9

Loss from operations reconciliation to Non-GAAP Operating Profit

	Three Months Ended December 31,		Year Ended December 31,
(In millions)	2021	2022	2021	2022
Loss from operations	$(26.7)	$(227.2)	$(2.5)	$(679.0)
Share-based compensation expense	18.7	10.0	75.4	69.5
Special bonuses and other compensation expense (a)	2.7	1.8	11.8	10.0
Transaction-related adjustments, net (b)	3.9	1.4	25.7	11.0
Restructuring and transformation expenses (c)	28.6	24.7	161.5	99.0
Hosted Exchange incident expenses	—	5.9	—	5.9
Impairment of goodwill	52.4	129.3	52.4	534.5
Impairment of assets	—	87.4	—	146.1
Gain on sale of land	—	—	(19.9)	—
Amortization of intangible assets (g)	42.3	40.4	179.7	166.8
Non-GAAP Operating Profit	$121.9	$73.7	$484.1	$363.8

Net loss reconciliation to Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
(In millions)	2021	2022	2021	2022
Net loss	$(82.9)	$(214.0)	$(218.3)	$(804.8)
Share-based compensation expense	18.7	10.0	75.4	69.5
Special bonuses and other compensation expense (a)	2.7	1.8	11.8	10.0
Transaction-related adjustments, net (b)	3.9	1.4	25.7	11.0
Restructuring and transformation expenses (c)	28.6	24.7	161.5	99.0
Hosted Exchange incident expenses	—	5.9	—	5.9
Impairment of goodwill	52.4	129.3	52.4	534.5
Impairment of assets	—	87.4	—	146.1
Gain on sale of land	—	—	(19.9)	—
Net (gain) loss on divestiture and investments (d)	(0.6)	(0.2)	3.0	0.2
Debt modification and extinguishment costs (e)	—	—	37.5	—
Other (income) expense, net (f)	(0.1)	(5.5)	1.0	10.0
Interest expense	50.5	55.6	205.1	208.5
Provision (benefit) for income taxes	6.4	(63.1)	(30.8)	(92.9)
Depreciation and amortization (i)	103.6	91.4	421.4	387.5
Adjusted EBITDA	$183.2	$124.7	$725.8	$584.5

(a)	Includes expense related to retention bonuses, mainly relating to restructuring and integration projects, and the related payroll tax, senior executive signing bonuses and relocation costs, and payroll taxes associated with the exercise of stock options and vesting of restricted stock.
(b)	Includes legal, professional, accounting and other advisory fees related to acquisitions, certain one-time costs related to being a first year public company, integration costs of acquired businesses, purchase accounting adjustments (including deferred revenue fair value discount), payroll costs for employees that dedicate significant time to supporting these projects and exploratory acquisition and divestiture costs and expenses related to financing activities.
(c)	Includes consulting and advisory fees related to business transformation and optimization activities, payroll costs for employees that dedicate significant time to these projects, as well as associated severance, facility closure costs and lease termination expenses. This amount also includes employee related costs and other costs related to the July 2021 Restructuring Plan of $2.9 million and $25.4 million for the three months and year ended December 31, 2021, respectively, which are accounted for as exit and disposal costs under ASC 420. In addition, it includes certain costs associated with the July 2021 Restructuring Plan which are not accounted for as exit and disposal costs under ASC 420, including one-time offshore build out costs.
(d)	Includes gains and losses on investment and from dispositions.
(e)	Includes expenses related the February 2021 Refinancing Transaction and termination of the Receivables Financing Facility.
(f)	Primarily consists of foreign currency gains and losses.
(g)	All of our intangible assets are attributable to acquisitions, including the November 2016 merger.
(h)	We utilize an estimated structural long-term non-GAAP tax rate in order to provide consistency across reporting periods, removing the effect of non-recurring tax adjustments, which include but are not limited to tax rate changes, U.S. tax reform, share-based compensation, audit conclusions and changes to valuation allowances. We used a structural non-GAAP tax rate of 26% for all periods which reflects the removal of the tax effect of non-GAAP pre-tax adjustments and non-recurring tax adjustments on a year-over-year basis. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix including due to acquisition activity, or other changes to our strategy or business operations. We will re-evaluate our long-term non-GAAP tax rate as appropriate. We believe that making these adjustments facilitates a better evaluation of our current operating performance and comparisons to prior periods.
(i)	Excludes accelerated depreciation expense related to facility closures.

Non-GAAP Earnings Per Share (EPS)

We define Non-GAAP EPS as Non-GAAP Net Income divided by our GAAP weighted average number of shares outstanding for the period on a diluted basis and further adjusted for the weighted average number of shares associated with securities which are anti-dilutive to GAAP EPS but dilutive to Non-GAAP EPS. Management uses Non-GAAP EPS to evaluate the performance of our business on a comparable basis from period to period, including by adjusting for the impact of the issuance of shares that would be dilutive to Non-GAAP EPS.

	Three Months Ended December 31,		Year Ended December 31,
(In millions, except per share amounts)	2021	2022	2021	2022
Net loss attributable to common stockholders	$(82.9)	$(214.0)	$(218.3)	$(804.8)
Non-GAAP Net Income	$52.9	$13.5	$206.5	$114.9

Weighted average number of shares - Diluted	210.3	211.6	208.0	211.2
Effect of dilutive securities (a)	2.1	0.3	4.2	1.3
Non-GAAP weighted average number of shares - Diluted	212.4	211.9	212.2	212.5

Net loss per share - Diluted	$(0.39)	$(1.01)	$(1.05)	$(3.81)
Per share impacts of adjustments to net loss (b)	0.65	1.08	2.04	4.35
Per share impacts of shares dilutive after adjustments to net loss (a)	(0.01)	(0.01)	(0.02)	0.00
Non-GAAP EPS	$0.25	$0.06	$0.97	$0.54

(a)	Reflects impact of awards that would have been anti-dilutive to net loss per share, and therefore not included in the calculation, but would be dilutive to Non-GAAP EPS and are therefore included in the share count for purposes of this non-GAAP measure. Potential common share equivalents consist of shares issuable upon the exercise of stock options, vesting of restricted stock units (including performance-based restricted stock units) or purchases under the Employee Stock Purchase Plan (the “ESPP”), as well as contingent shares associated with our acquisition of Datapipe Parent, Inc. Certain of our potential common share equivalents are contingent on Apollo achieving pre-established performance targets based on a multiple of their invested capital ("MOIC"), which are included in the denominator for the entire period if such shares would be issuable as of the end of the reporting period assuming the end of the reporting period was the end of the contingency period.
(b)	Reflects the aggregate adjustments made to reconcile Non-GAAP Net Income to our net loss, as noted in the above table, divided by the GAAP diluted number of shares outstanding for the relevant period.